Exhibit 10.1

SEPARATION AGREEMENT

AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”), dated as of August 13, 2026, is entered into by and between AIB Data Centers Inc. (the “Company”) and Eyal Rozen (“Executive,” together with the Company, the “Parties” and, each, a “Party”). In consideration of the mutual promises and agreements contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Resignation of Employment. Executive has resigned from the Company and his employment as Chief Operating Officer will be terminated effective August 14, 2026 (the “Termination Date”). Executive will be paid Executive’s regular base salary through the Termination Date. The Company will reimburse Executive for unreimbursed business expenses incurred per existing Company policies, provided such expenses are or have been submitted for reimbursement to the Company in a manner consistent with Company policy no later than the Termination Date.

2. Benefits in Exchange for Signing Agreement. In consideration for timely executing and not revoking this Agreement, complying with any transition obligations through the Termination Date, and Executive’s adherence to any obligations Executive may have to the Company under this Agreement or otherwise, Executive shall receive:

2.1 Three (3) months of salary continuation at Executive’s current annual base salary rate (the “Severance Payment”). The Severance Payment shall be less all applicable federal, state and local taxes and withholdings and will be reflected in an IRS Form W-2. The Severance Payment will be paid in accordance with the Company’s regular payroll schedule, beginning on the first regularly scheduled payroll date processed after the Effective Date (such period of time during which the Severance Payment is paid out, the “Severance Period”).

2.2 Except as may be expressly provided under the terms of the applicable benefit plans, Executive’s participation in the Company’s employee benefit plans and programs will end as of the Termination Date or at the end of the month of separation, as applicable. If Executive currently has health insurance coverage under a Company plan, Executive may be eligible to continue coverage at his own expense under COBRA. Executive will be provided separate paperwork which explains how and when to elect COBRA benefits. Provided that Executive signs and does not revoke this Agreement, and provided further that Executive is eligible for and timely elects COBRA coverage, the Company will reimburse Executive for the full monthly health insurance premium for Executive and his spouse, until the earlier of: (i) December 31, 2026, or (ii) such time as Executive becomes eligible for benefit coverage through another employer or otherwise. Executive agrees to inform the Company in writing within ten (10) days of becoming eligible for coverage through another employer or otherwise.

3. No Other Payments and Other Representations. Executive represents, warrants and acknowledges that the Company owes Executive no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

4. General Release. For good and valuable consideration, including without limitation the payments and benefits provided above, Executive, for and on behalf of Executive and Executive’s former and current heirs, executors, administrators, agents, representatives, attorneys, family members, decedents, dependents, affiliates, successors and assigns, hereby voluntarily, knowingly and willingly releases, acquits and forever discharges the Company and its former and current parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns, and each of their former and current agents, employees, officers, directors, shareholders, members, partners, trustees, heirs, joint venturers, payroll and benefits providers, attorneys, representatives, owners and servants, (collectively, the “Company Release Parties”) from any and all claims, costs, defenses, or expenses of any kind or nature whatsoever (collectively, “Claims”), whether known or unknown, foreseen or unforeseen, that Executive ever had, now has or may have based upon any matter, fact, cause or thing, occurring from the beginning of time up to and including the date Executive executes this Agreement, including, without limitation, all Claims regarding Executive’s engagement with the Company, any events that may have occurred during the course of Executive’s engagement or the termination of Executive’s engagement, or any other matters or Claims of any kind or nature. This includes, without limitation, a release of any Claims for wages, overtime, bonuses or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, engagement discrimination, unlawful harassment, retaliation, classification, emotional distress, violations of public policy, defamation, fraudulent misrepresentation or inducements and severance pay. Executive is also specifically releasing any rights or Claims Executive may have, if any, under common law or the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act (“ADEA”) (which prohibits discrimination in engagement based on age), Older Workers Benefit Protection Act of 1990 (“OWBPA”) (which also prohibits discrimination in engagement based on age), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act, the Family and Medical Leave Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act, the Fair Labor Standards Act of 1938 (to the extent such claims may be lawfully released), the Sarbanes-Oxley Act of 2002, the Genetic Information and Non-Discrimination Act, the New York Labor Law, the New York Human Rights Law, the New York City Human Rights Law, the New York City Charter and Administrative Code, the New York City Earned Safe and Sick Time Act, the New York State Labor Relations Act, Article 23-A of the New York State Corrections Law, the New York Whistleblower Statute, the New York State Paid Family Leave Act, the New York State Worker Adjustment and Retraining Notification Act, the retaliation provisions of New York Workers’ Compensation Law, the New York State Health and Essential Rights (HERO) Act, the New York laws for jury duty, voting, bone marrow, blood donation and military family leave, the New York Fair Credit Reporting Act, all the above statutes as amended from time to time, and any other federal, state or local laws, rules, ordinances or regulations, whether equal engagement laws, rules or regulations or otherwise or any right under any Company pension, welfare, or stock plans. This release covers both Claims that Executive knows about, and those that Executive may not know about. By signing this Agreement, Executive is forever giving up Executive’s rights to make the aforementioned Claims or demands. Notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release (i) any claim or right to indemnification and/or contribution Executive may have pursuant to applicable law, the Company’s governance instruments or otherwise for acts committed during the scope of Executive’s engagement with the Company; (ii) coverage, if any, under any Company liability insurance policy; (iii) any claim or right under state unemployment and workers’ compensation statutes; (iv) any right Executive may have to a vested benefit under any retirement or welfare plan of the Company; (v) any other claim or right that may not be released by private agreement; and (vi) any claim arising from obligations of the Company to Executive that are expressly set forth in this Agreement.

5. No Pending Lawsuits; No Basis for a Claim. Executive represents and warrants that Executive has not filed any Claim, lawsuit or charge against any of the Company Release Parties. Executive further hereby acknowledges and agrees that Executive has never asserted, and is not presently asserting, any claim of sexual harassment or sexual assault against the Company. Executive represents and warrants that Executive is not aware of any factual or legal basis for any claim that the Company is in violation of any whistleblower, corporate compliance, or other regulatory obligation of the Company under international, federal, state or local law, rule or Company policy.

6. Covenant Not to Sue; No Assignment of Claims. Executive hereby promises never to file a Claim, lawsuit or charge asserting any Claims that Executive has released above, except that nothing in this Agreement shall prevent Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws. However, to the extent any such charge or complaint or any other Claim is made against any of the Company Release Parties (including by the EEOC or NLRB), Executive expressly waives any Claim to any form of monetary or other damages, or any other form of individual recovery or relief in connection with any such charge, complaint or Claim, except that this Agreement does not limit Executive’s right to receive an award for information provided to any government agency. Executive further represents and warrants that Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any Claim or other matter herein released. Notwithstanding the foregoing, nothing herein shall prohibit Executive from challenging the validity of the ADEA or OWBPA waiver herein; however, in the event Executive unsuccessfully does so, Executive may be held liable for the Company’s attorney’s fees and costs to the same extent that successful defendants are allowed attorney’s fees under the ADEA and/or OWBPA.

7. Collective/Class Action Waiver. To the extent Executive possesses any Claims notwithstanding the release set forth above, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any such claim in which the Company or any other Company Release Parties is a party.

8. Consequences of Executive’s Violation of Promises. If Executive breaches this Agreement including, but not limited to, by filing, bringing or participating in any Claims or actions contrary to Executive’s agreements and representations made herein, in addition to any other rights and remedies the Company may have, (i) Executive will immediately repay to the Company all amounts received by Executive hereunder; (ii) Executive shall forfeit all rights to any and all future payments and benefits, if any, to be provided under this Agreement; and (iii) Executive agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by the Company or any of the Company Release Parties in defending against such Claims or actions brought by Executive or on Executive’s behalf or in enforcing the terms of this Agreement. The preceding sentence shall not apply to any Claims that Executive files under ADEA or OWBPA or any challenge that Executive makes to the validity of the ADEA or OWBPA waiver contained in this Agreement. In the event Executive unsuccessfully challenges the validity of the ADEA or OWBPA waiver herein, Executive may be held liable for the Company’s attorneys’ fees and costs to the same extent that successful defendants are allowed attorneys’ fees under the ADEA and/or OWBPA.

9. Return of Company Property. For purposes of Sections 9-15 hereof, the term “Company” shall refer to not only the Company, but also, jointly and severally, to any entity, directly or indirectly, through one or more intermediaries, controlled by, in control of, or under common control with, the Company (collectively, “Company Affiliates”). Executive acknowledges and agrees that all information (in paper or electronic form), materials and equipment of any kind that Executive created or acquired during the course of Executive’s engagement with the Company (collectively, “Company Property”) are and remain the property of the Company. Such Company Property includes, without limitation, books, handbooks, manuals, files, papers, memoranda, letters, facsimiles, photographs/images, audio recordings/files, electronically stored information, software, computers, and smartphones. Executive agrees that Executive has an obligation to return all Company Property to the Company and covenants and represents that, as of Executive’s execution of this Agreement, (i) Executive has returned to the Company all Company Property (including that in electronic form); (ii) Executive has not made or taken copies of such Company Property; and (iii) Executive has completely removed all electronically stored Company Property from all storage media in Executive’s possession, custody or control, including, without limitation, from Executive’s home computer system(s) and any external disk or flash drives. Notwithstanding the foregoing, Executive shall be entitled to retain, following Executive’s termination of engagement, information showing Executive’s compensation or relating to reimbursement of business expenses incurred by Executive, and copies of any agreements between Executive and the Company and any Company benefit programs in which Executive participated.

10. Cooperation. Executive agrees to assist and to cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section. If requested, Executive agrees to provide the Company with reasonable assistance, including, without limitation, providing information, in connection with the transition of Executive’s engagement duties and responsibilities to others and matters with which Executive was involved during Executive’s engagement with the Company. The Company will reimburse Executive for reasonable expenses Executive incurs in fulfilling Executive’s obligations under this Section.

11. Restrictive Covenant Obligations.

11.1 Existing Obligations. Executive agrees that he remains subject to, and agrees to abide by, any and all existing restrictive covenant obligations under any agreement between Executive and the Company, including but not limited to those restrictions set forth in the Offer Letter and Nondisclosure Agreement, each dated January 14, 2026.

11.2 Non-Disparagement. Executive agrees that Executive will not make, or cause to be made, any disparaging, negative or adverse statements whatsoever, whether in public or private, and whether written, oral or otherwise, concerning any of the Company Release Parties or their respective businesses, products or services. This Section does not apply to factual statements made in connection with legal proceedings, governmental and regulatory investigations and actions, and internal Company investigations or any other statement or disclosure required by law.

11.3 No Interference with Customers. Executive agrees that, during the Severance Period, Executive shall not, directly or indirectly, actually or attempt to, (i) solicit, induce, or cause any actual or potential customer or client of the Company to terminate, reduce or refrain from renewing or extending its contractual or other business relationship with the Company; (ii) solicit, induce or cause any actual or potential customer or client of the Company to become a customer of or enter into any contractual or other relationship with Executive or any other person or entity; and/or (iii) offer or provide to any actual or potential customer or client of the Company any Competing Services to those offered by the Company. “Competing Services” means products or services that are the same, similar or otherwise in competition with the products and services that the Company is then currently offering (or of which Executive has knowledge, at the time in question, that the Company has plans to offer within twelve (12) months) with which Executive was involved or about which Executive acquired Confidential Information.

11.4 Non-Competition. During the Severance Period, Executive shall not, directly or indirectly, actually or attempt to, engage in the business of providing Competing Services in the United States.

12. Requests for Information and Testimony. Executive agrees that, in the event Executive is contacted by any person or entity seeking information or testimony from Executive in connection with Executive’s or others’ engagement, duties or activities at the Company (including, without limitation, knowledge Executive came into possession of in connection with Executive’s engagement with the Company), Executive shall, to the extent permitted by law, (i) prior to providing any such information or testimony and within 4 days of receipt of such request, advise the Company that such information or testimony is sought, (ii) cooperate with the Company and its representatives (including its counsel) in connection with the request for such information or testimony; and (iii) refuse to provide such information or testimony absent legal requirement to do so. If Executive is legally required to comply with such request for information or testimony (e.g., if such request is in the form of a subpoena or other legal process), to the extent permitted by law, Executive shall, and in advance of providing any response and within 4 days of receipt of such request, provide written notice to the Company of such request so that it may seek to assert its rights and interests in connection with such request. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Executive from providing information to or otherwise cooperating with a governmental or law enforcement organization, without providing notice to the Company.

13. Confidential Information. Executive shall not hereinafter, except as may be required by law, directly or indirectly, use, reproduce or disclose to any third person, without the prior written consent of the Company, any Confidential Information (as defined below) of the Company. If it is necessary for Executive to use or disclose Confidential Information so as to comply with any law, rule, regulations, court order, subpoena or other governmental mandate or investigation, Executive shall give prompt written notice to the Company of such requirement (to the extent legally permissible), disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. In the event that the Company is bound by a confidentiality agreement or understanding with a customer, vendor, supplier or other party regarding the confidential information of such customer, vendor, supplier or other party, which is more restrictive than specified above in this Section, and of which Executive has notice or is aware, Executive shall adhere to the provisions of such other confidentiality agreement, which shall not be superseded by this Section. Executive shall exercise reasonable care to protect all Confidential Information. Executive will immediately give notice to the Company of any unauthorized use or disclosure of Confidential Information. Executive hereby represents and warrants that Executive shall assist the Company in remedying any such unauthorized use or disclosure of Confidential Information. Executive acknowledges that Executive has been notified in accordance with the federal Defend Trade Secrets Act (18 U.S. Code § 1836) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also acknowledges that nothing in this Agreement shall be construed to prohibit Executive from reporting possible violations of law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body. Notwithstanding the terms of this Section or any other provision of this Agreement, Executive is not prohibited from disclosing factual information related to any claim of discrimination to law enforcement, the U.S. Equal Employment Opportunity Commission, the New York State Division of Human Rights, or any local commission on human rights (including the New York City Commission on Human Rights), or an attorney retained by Executive. For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature regarding the Company or its business or properties that the Company has furnished or furnishes to Executive, whether before or after the date of this Agreement, or is or became available to Executive by virtue of Executive’s engagement by the Company, whether tangible or intangible, and in whatever form or medium provided, as well as all information Executive generated that contains, reflects or is derived from such information that, in each case, has not been published or disclosed to, and is not otherwise known to, the public. The term, “Confidential Information” shall include, but not be limited to, customer lists, customer requirements and specifications, designs, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development, marketing concepts, personnel matters (including employee skills and compensation), drawings, specifications, instructions, methods, processes, techniques, computer software or data of any sort developed or compiled by the Company, formulae or any other information relating to the Company’s services, products, sales, technology, research data, software and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof. Executive acknowledges and agrees that Confidential Information protected under this Agreement includes information regarding pay, bonuses, benefits and perquisites offered to or received by employees of the Company, as well as non-public information regarding the unique and special skills of specific employees and how such skills are valuable and integral to the Company’s operations. Notwithstanding the foregoing, Confidential Information shall not include any information (i) that is generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (ii) that is made available to Executive by a third party without that party’s breach of any confidentiality obligation; or (iii) which was developed by Executive outside or independent of Executive’s services on behalf of or to the Company.

14. Confidentiality of this Agreement. The terms of this Agreement, including the specific amount paid hereunder, are and shall be kept confidential by Executive and shall not hereafter be disclosed by Executive to any other person or entity, including, without limitation, any current, former or future employees of the Company Release Parties, except (i) as may be required by law; (ii) as may be required by any taxing authority; (iii) to Executive’s counsel, accountants, or financial advisors; (iv) as may be required in the performance or enforcement of this Agreement, and (v) to Executive’s immediate family members, as necessary, provided in the cases of clauses (iii) and (v), Executive makes the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person to whom disclosure is to be made agrees to keep the terms and conditions of this Agreement fully confidential.

15. Miscellaneous.

15.1 Entire Agreement. This Agreement sets forth the entire agreement between the Parties and fully supersedes any and all prior agreements or understanding between them pertaining to the separation of Executive’s engagement with the Company. Notwithstanding the foregoing, any post-engagement restrictive covenants (such as, without limitation, covenants of confidentiality, non-solicitation or non-competition) contained in any other agreement between Executive and the Company shall remain in full force and effect, except to the extent expressly provided by this Agreement. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing executed by Executive and Company. The Company and Executive acknowledge and agree that they are not relying on, and they may not rely on, any oral or written representation of any kind that is not set forth in writing in this Agreement.

15.2 Severability. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, the invalidity of any such provision shall have no effect upon, and shall not impair the enforceability of the release language set forth herein, provided that, upon a finding by a court of competent jurisdiction that the release language found in Section is unenforceable, the Company shall rewrite Section to cure the defect and Executive shall re-execute the release upon request, and Executive shall not be entitled to any additional monies, benefits and/or compensation therefor.

15.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any Party. No provision in this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

15.4 No Admission. Nothing contained in this Agreement, nor the fact that the Parties sign this Agreement, shall be considered as an admission of any type by either Party.

15.5 Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the Party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

15.6 Choice of Law and Forum; Jury Waiver. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, without regard to its conflict-of-law principles. Executive agrees that any dispute concerning or arising out of this Agreement shall be litigated, without a jury, exclusively in an appropriate state or federal court in New York County, New York and hereby irrevocably consents and waives any objection to the jurisdiction of any such court.

15.7 Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

15.8 Period for Review and Right to Revoke. Company and Executive acknowledge and agree that, (i) Executive will have twenty-one (21) days from the receipt of this Agreement in which to consider its terms (including, without limitation, Executive’s release and waiver of any and all claims under the ADEA) before executing it, which execution must be on or following the Termination Date; (ii) changes to the terms of this Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; and (iii) Executive will have seven (7) days after Executive’s execution of this Agreement in which to revoke Executive’s acceptance of this Agreement, in which event a written notice of such revocation must be received by Song Liang (song.liang@vcvdigital.com) on or before the seventh (7th) day. This Agreement will become effective and enforceable on the eighth (8th) day after Executive’s execution of this Agreement pursuant to the terms of this Section (the “Effective Date”), provided (A) Executive has executed and delivered this Agreement to Song Liang (song.liang@vcvdigital.com) after the Termination Date and on or before the date that is twenty-one days following Executive’s receipt of this Agreement from the Company (B) Executive has not previously revoked this Agreement pursuant to the above terms.

15.9 Voluntary and Knowing Execution of Agreement. Executive acknowledges that (i) Executive has been advised by the Company to consult an attorney regarding any potential claims as well as the terms and conditions of this Agreement before executing it; (ii) Executive fully understands the terms of this Agreement including, without limitation, the significance and consequences of the General Release, including that it includes a release of age discrimination claims; (iii) Executive is executing this Agreement in exchange for consideration to which Executive would not otherwise be entitled, and (iv) Executive is executing this Agreement voluntarily, knowingly and willingly and without duress.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AIB DATA CENTERS INC.			EXECUTIVE

By:	/s/ Song Liang		/s/ Eyal Rozen
	Name:	Song Liang	Eyal Rozen
	Title:	People Operations Manager, AIB

Dated: 8/13/2026			Dated: 8/19/2026

[Signature page to Separation Agreement and General Release.]

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